Exhibit 31.2

RULE 13a-14(a) CERTIFICATION

I, Steven A. Huntington, certify that:

1.             I have reviewed this annual report on Form 10-KSB/A of Broadwind Energy, Inc.; and

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2008	/s/ Steven A. Huntington
Steven A. Huntington
Chief Financial Officer